Exhibit 10.3

EXECUTION VERSION

PLEDGE AGREEMENT

DATED OCTOBER 13, 2010

between

IRIDIUM COMMUNICATIONS INC.,

SYNCOM-IRIDIUM HOLDINGS CORP.,

IRIDIUM HOLDINGS LLC,

IRIDIUM CARRIER HOLDINGS LLC,

IRIDIUM SATELLITE LLC,

IRIDIUM CONSTELLATION LLC,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

acting as SECURITY AGENT

Allen & Overy LLP

THIS AGREEMENT (this Agreement) is dated October     , 2010

BETWEEN:

(1)	IRIDIUM COMMUNICATIONS INC., SYNCOM-IRIDIUM HOLDINGS CORP., IRIDIUM HOLDINGS LLC, IRIDIUM CARRIER HOLDINGS LLC, IRIDIUM SATELLITE LLC, AND IRIDIUM CONSTELLATION LLC, collectively as pledgors (the Pledgors); and

(2)	DEUTSCHE BANK TRUST COMPANY AMERICAS, as security agent for the Finance Parties party to the Facility Agreement described below (in this capacity the Security Agent).

BACKGROUND:

The Pledgors enter into this Agreement in connection with the COFACE Facility Agreement dated October 4, 2010, among, inter alios, the Pledgors, the financial institutions listed in Part 2 of Schedule 1 (The Original Parties) to the Facility Agreement, as lenders, Société Générale, as COFACE Agent and the Security Agent (the Facility Agreement).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Authorizations means all authorizations, orders, licenses and permits (including, for the avoidance of doubt, Communications Licenses) issued by the FCC or any other Governmental Authority of the U.S. or any foreign jurisdiction to a Pledgor or an Issuer.

FCC means the United States Federal Communications Commission.

Issuer means, collectively, the companies listed as “Issuer” on Schedule 2 attached hereto.

Lien means any security interest, lien, mortgage, pledge, encumbrance, charge, assignment, hypothecation, adverse claim, claim, or restriction on assignment, transfer or pledge or any other arrangement having the effect of conferring security.

Pledged Collateral means, with respect to a Pledgor:

(a)	the Pledged Interests;

(b)	all additional ownership interests in any Issuer or securities issued by any Issuer, and all warrants, rights, and options to purchase or receive interests in or securities of any Issuer, in each case, in which such Pledgor at any time has or obtains any interest; and

(c)	all dividends, interest, revenues, income, distributions, and proceeds of any kind, whether cash, instruments, securities, or other property, received by or distributable to such Pledgor in respect of, or in exchange for, the Pledged Interests or any other Pledged Collateral.

Pledged Interest means, with respect to each Pledgor, the limited liability company interests of such Pledgor in any Issuer.

Relevant States means the state of a Pledgor’s incorporation or organization.

Secured Liabilities means each liability and obligation specified in Clause 2 (Secured Liabilities).

Security means any security interest created by this Agreement.

Security Period means the period beginning on the date of this Agreement and ending on the date on which all the Secured Liabilities have been indefeasibly, unconditionally and irrevocably paid and discharged in full. The Security Period will be extended to take into account any extension or reinstatement of this Agreement under Clause 3.2(b) (General). Furthermore, if an amount paid to the Security Agent or a Finance Party under a Finance Document is capable of being avoided or otherwise set aside on the bankruptcy, liquidation, insolvency or administration of the payer or otherwise then that amount will not be considered to have been irrevocably paid for the purposes of this Agreement.

UCC means the Uniform Commercial Code as in effect on the date of this Agreement in the State of New York.

1.2	Construction

(a)	Any term defined in the UCC and not defined in this Agreement has the meaning given to that term in the UCC.

(b)	Any term defined in the Facility Agreement and not defined in this Agreement or the UCC has the meaning given to that term in the Facility Agreement.

(c)	No reference to proceeds in this Agreement authorizes any sale, transfer or other disposition of Collateral by any Pledgor.

(d)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)	Clause, Subclause or Schedule is a reference to a Clause or Subclause of, or a Schedule to, this Agreement;

(iii)	a law is a reference to that law as amended or re-enacted and to any successor law;

(iv)	an agreement is a reference to that agreement as amended;

(v)	fraudulent transfer law means any applicable U.S. Bankruptcy Law or state fraudulent transfer or conveyance statute, and the related case law; and

(vi)	law includes any law, statute, regulation, regulatory requirement, rule, ordinance, ruling, decision, treaty, directive, order, guideline, regulation, policy, writ, judgment, injunction or request of any court or other governmental, inter-governmental or supranational body, officer or official, fiscal or monetary authority, or other ministry or public entity (and their interpretation, administration and application), whether or not having the force of law.

(e)	In this Agreement:

(i)	includes and including are not limiting;

(ii)	or is not exclusive; and

(iii)	the headings are for convenience only, do not constitute part of this Agreement and are not to be used in construing it.

(f)	No Issuer is a party to, or a beneficiary of this Agreement in its capacity as an Issuer. Each Issuer is executing and delivering a separate agreement, set forth in the signature pages to this Agreement, for the purpose of perfecting the Security Agent’s security interest in the Pledged Collateral.

2.	SECURED LIABILITIES

2.1	Secured Liabilities

Each obligation and liability whether:

(a)	present or future, actual, contingent or unliquidated; or

(b)	owed jointly or severally (or in any other capacity whatsoever),

of each Obligor to any Finance Party under or in connection with each Finance Document is a Secured Liability.

2.2	Specification of Secured Liabilities

The Secured Liabilities include any liability or obligation for:

(a)	repayment of the principal of any Loan;

(b)	payment of interest and any other amount payable under the Facility Agreement;

(c)	payment and performance of all other obligations and liabilities of any Obligor under the Finance Documents;

(d)	payment of any amount owed under any amendment, modification, renewal, extension or novation of any of the above obligations; and

(e)	payment of an amount which arises after a petition is filed by, or against, any Pledgor or any other Obligor under the U.S. Bankruptcy Code of 1978 even if the obligations do not accrue because of the automatic stay under Section 362 of the U.S. Bankruptcy Code of 1978 or otherwise.

3.	CREATION OF PLEDGE AND SECURITY

3.1	Security Interest

As security for the prompt and complete payment and performance of the Secured Liabilities when due (whether due because of stated maturity, acceleration, mandatory prepayment, or otherwise) and to induce the Lenders to make the Loans, each Pledgor pledges to the Security Agent for the benefit of the Finance Parties, and grants to the Security Agent for the benefit of the Finance Parties a continuing security interest in the Pledged Collateral.

3.2	General

(a)	All the Security created under this Agreement:

(i)	is continuing security for the irrevocable and indefeasible payment in full of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part; and

(ii)	is in addition to, and not in any way prejudiced by, any other security now or subsequently held by any Finance Party.

(b)	If, at any time for any reason (including the bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of a Pledgor, an Issuer, or any other Obligor or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, a Pledgor, an Issuer, or any other Obligor or any of their respective properties), any payment received by the Security Agent or any other Finance Party in respect of the Secured Liabilities is rescinded or avoided or must otherwise be restored or returned by the Security Agent or any other Finance Party, that payment will not be considered to have been made for purposes of this Agreement, and this Agreement will continue to be effective or will be reinstated, if necessary, as if that payment had not been made.

(c)	Each Pledgor, and by its acceptance of this Agreement, the Security Agent, acting for itself and each Finance Party, hereby confirms that it is the intention of all such parties that this Agreement and the obligations of each Pledgor hereunder do not constitute a fraudulent transfer or conveyance for the purposes of U.S. Bankruptcy Law and any fraudulent transfer laws to the extent applicable to this Agreement and the obligations of the Pledgor hereunder. To effectuate the foregoing intention, the Security Agent and the Finance Parties and each Pledgor hereby irrevocably agree that the obligations of each Pledgor under this Agreement at any time shall be limited to the maximum amount that will result in the obligations of such Pledgor under this Agreement not constituting a fraudulent transfer or conveyance.

4.	PERFECTION AND FURTHER ASSURANCES

4.1	General perfection

The Pledgors must take, at their own expense, promptly, and in any event within any applicable time limit:

(a)	whatever action is necessary or desirable; and

(b)	any action which the Security Agent or any other Finance Party may require,

to ensure that this Security is as of the First Utilisation Date, and will continue to be until the end of the Security Period, a validly created, attached, enforceable and perfected first priority continuing security interest in the Pledged Collateral, in all relevant jurisdictions, securing payment and performance of the Secured Liabilities.

This includes the giving of any notice, order or direction, the making of any filing or registration, the passing of any resolution and the execution and delivery of any documents or agreements which the Security Agent or any other Finance Party may reasonably determine to be necessary or expedient.

4.2	No Certificates

(a)	The Pledgor represents and warrants to the Finance Parties that no Pledged Interest is represented or evidenced by any certificate or instrument and each Pledged Interest constitutes an uncertificated security for purposes of articles 8 and 9 of the Delaware Uniform Commercial Code (the DE UCC).

(b)	No Pledgor will effect or permit the issuance of any certificate or instrument representing or evidencing the Pledged Interest or any Pledged Collateral.

(c)	If, at any time, in violation of this Agreement or otherwise, certificates or instruments evidencing or representing any of the Pledged Collateral are issued, the Pledgors must deliver to the Security Agent (or as directed by the Security Agent), immediately upon receipt, all original certificates and instruments evidencing or representing any Pledged Collateral arising or acquired by the Pledgor after the date of this Agreement.

(d)	All certificates and instruments delivered under this Agreement will be either:

(i)	duly endorsed and in suitable form for transfer by delivery; or

(ii)	accompanied by undated instruments of transfer endorsed in blank,

as directed by the Security Agent, and in form and substance satisfactory to the Security Agent in accordance with any instructions received from the COFACE Agent.

(e)	Until the end of the Security Period, the Security Agent will hold (directly or through an agent) all certificates, instruments, and stock powers delivered to it in respect of the Pledged Collateral.

4.3	Filing of financing statements

Each Pledgor authorizes the Security Agent to prepare and file, at each Pledgor’s expense in all Relevant States:

(a)	financing statements describing the Pledged Collateral;

(b)	continuation statements; and

(c)	any amendment in respect of those statements,

however, for the avoidance of doubt, the Security Agent shall not be obligated to prepare and file any financing statements, continuation statements or any amendments in respect of those statements.

4.4	Communication with Issuer

Each Pledgor authorizes the Security Agent at any time and from time to time to communicate with any Issuer of its Pledged Interests with regard to any matter relating to the relevant Pledged Collateral.

4.5	Further assurances

(a)	Each Pledgor must take, at its own expense, promptly, and in any event within any applicable time limit, whatever action the Security Agent or any other Finance Party may require for:

(i)	creating, attaching, perfecting and protecting, and maintaining the priority of, any security interest intended to be created by this Agreement;

(ii)	facilitating the enforcement of this Security or the exercise of any right, power or discretion exercisable by the Security Agent or any of its delegates or sub-delegates in respect of any Pledged Collateral;

(iii)	obtaining possession and control of any Pledged Collateral; and

(iv)	facilitating the assignment or transfer of any rights and/or obligations of the Security Agent or any other Finance Party under this Agreement.

This includes the execution and delivery of any transfer, assignment or other agreement or document, whether to the Security Agent or its nominee, which the Security Agent may reasonably determine to be necessary or expedient.

(b)	Each Pledgor irrevocably constitutes and appoints the Security Agent, with full power of substitution, as such Pledgor’s true and lawful attorney-in-fact, in such Pledgor’s name or in the Security Agent’s name or otherwise, and at such Pledgor’s expense, to take any of the actions referred to in paragraph (a) above without notice to or the consent of such Pledgor. This power of attorney is a power coupled with an interest and cannot be revoked. Each Pledgor ratifies and confirms all actions taken by the Security Agent or its agents under this power of attorney.

5.	SURETYSHIP PROVISIONS

5.1	Nature of Pledgor’s obligations

(a)	Each Pledgor’s obligations under this Agreement are independent of any obligation of the Obligors or any other person.

(b)	A separate action or actions may be brought and prosecuted against any Pledgor under this Agreement.

(c)	The Security Agent may enforce its rights under this Agreement, whether or not any action is brought or prosecuted against the Obligors or any other person and whether or not the Obligors or any other person is joined in any action under this Agreement.

5.2	Waiver of defenses

(a)	The obligations of each Pledgor under this Agreement will not be affected by, and each Pledgor irrevocably waives any defense it might have by virtue of, any act, omission, matter or thing which, but for this Subclause, would reduce, release or prejudice any of its obligations under this Agreement (whether or not known to it or any Finance Party). This includes:

(i)	any time, forbearance, extension or waiver granted to, or composition or compromise with, another person;

(ii)	any taking, variation, compromise, exchange, renewal or release of, or any refusal or failure to perfect, or enforce, any rights against, or security over assets of, any person;

(iii)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iv)	any disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any person;

(v)	any amendment, restatement, or novation (however fundamental) of a Finance Document or any other document, guaranty or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document, guaranty or security, the intent of the parties being that the Security Agent’s security interest in the Pledged Collateral and each Pledgor’s obligations under this Agreement are to remain in full force and be construed accordingly, as if there were no unenforceability, illegality or invalidity;

(vii)	any avoidance, postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any bankruptcy, insolvency, receivership, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation is for the purposes of any Pledgor’s obligations under this Agreement construed as if there were no such circumstance; or

(viii)	the acceptance or taking of other guaranties or security for the Secured Liabilities, or the settlement, release or substitution of any guaranty or security or of any endorser, guarantor or other obligor in respect of the Secured Liabilities.

(b)	Each Pledgor unconditionally and irrevocably waives:

(i)	diligence, presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, notice of the creation or incurring of new or additional indebtedness of the Obligors to the Security Agent or the other Finance Parties, notice of acceptance of this Agreement, and notices of any other kind whatsoever;

(ii)	the filing of any claim with any court in the event of a receivership, insolvency or bankruptcy;

(iii)	the benefit of any statute of limitations affecting any Obligor’s obligations under the Finance Documents or such Pledgor’s obligations under this Agreement or the enforcement of this Agreement or the Security Agent’s security interest in the Pledged Collateral; and

(iv)	any offset or counterclaim or other right, defense, or claim based on, or in the nature of, any obligation now or later owed to any Pledgor by the Obligors, the Security Agent or any other Finance Party.

(c)	Each Pledgor irrevocably and unconditionally authorizes the Security Agent and the other Finance Parties to take any action in respect of the Secured Liabilities or any collateral or guaranties securing them or any other action that might otherwise be deemed a legal or equitable discharge of a surety, without notice to or the consent of such Pledgor and irrespective of any change in the financial condition of any Obligor.

5.3	Immediate recourse

Each Pledgor waives any right it may have of first requiring the Security Agent or any other Finance Party (or any trustee or agent on their behalf) to proceed against or enforce any other rights, security or other guaranty or claim payment from any person before claiming from such Pledgor under this Agreement and enforcing the Security Agent’s security interest in the Pledged Collateral.

5.4	Appropriations

Until the expiry of the Security Period, but subject at all times to Clause 10, the Security Agent and each other Finance Party (or any trustee or agent on their behalf) may, after this Security has become enforceable pursuant to Clause 8 (When Security becomes enforceable):

(a)	refrain from applying or enforcing any other moneys, security, guaranties (or the proceeds thereof) or rights held or received by the Security Agent or such other Finance Party (or any trustee or agent on their behalf) in respect of the Secured Liabilities (and instead retain it as collateral security); and

(b)	hold in a suspense account as collateral security any moneys received from any realization of the Pledged Collateral, from any Pledgor or on account of any Pledgor’s liability under this Agreement or any other Finance Document, without liability to pay interest on those moneys.

5.5	Non-competition

Unless:

(a)	the Security Period has expired, or

(b)	the Security Agent otherwise directs in writing:

no Pledgor will, after a claim has been made by the Security Agent or any other Finance Party against a Pledgor or any other Obligor, or by virtue of any payment or performance by a Pledgor under this Agreement:

(i)	be subrogated to any rights, security or moneys held, received or receivable by the Security Agent or any other Finance Party (or any trustee or agent on their behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of a Pledgor’s liability under this Agreement or any other Finance Document;

(iii)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with the Security Agent or any other Finance Party (or any trustee or agent on their behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

Each Pledgor must hold in trust for and immediately pay or transfer to the Security Agent (or as directed by the Security Agent) for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Subclause or in accordance with any directions given by the Security Agent under this Subclause.

5.6	Waiver of subrogation

Notwithstanding any provision to the contrary in any guaranty given by the Pledgors in respect of the Secured Liabilities, each Pledgor:

(a)	irrevocably and unconditionally waives, for the benefit of the Security Agent and the other Finance Parties; and

(b)	agrees not to claim or assert after the Security Agent has exercised its rights under Clause 8 (When Security becomes enforceable),

any right of subrogation, contribution or indemnity it may have against any Obligor as a result of any payment under that guaranty or in respect of the Secured Liabilities.

5.7	Election of remedies

(a)	Each Pledgor understands that the exercise by the Security Agent and the other Finance Parties of certain rights and remedies contained in the Finance Documents may affect or eliminate such Pledgor’s right of subrogation and reimbursement against the Obligors and that such Pledgor may therefore incur a partially or totally non-reimbursable liability under this Agreement.

(b)	Each Pledgor expressly authorizes the Security Agent and the other Finance Parties to pursue their rights and remedies with respect to the Secured Liabilities in any order or fashion they deem appropriate, in their sole and absolute discretion.

(c)	Each Pledgor waives any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution, or subrogation or any other rights or remedies of such Pledgor against any Obligor, any other person or any security, whether resulting from any election of rights or remedies by the Security Agent or the other Finance Parties, or otherwise.

5.8	Information concerning the Obligors

(a)	Each Pledgor represents and warrants to the Security Agent and the other Finance Parties that such Pledgor is affiliated with each Obligor or is otherwise in a position to have access to all relevant information bearing on the present and continuing creditworthiness of each Obligor and the risk that any Obligor will be unable to pay the Secured Liabilities when due.

(b)	Each Pledgor waives any requirement that the Security Agent or the other Finance Parties advise such Pledgor of information known to the Security Agent or any other Finance Party regarding the financial condition or business of any Obligor, or any other circumstance bearing on the risk of non-performance of the Secured Liabilities.

(c)	Each Pledgor assumes sole responsibility for keeping itself informed of the financial condition and business of each Obligor.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Representations and warranties

The representations and warranties set out in this Clause are made by each Pledgor to each Finance Party as of the date of this Agreement and as provided in Subclause 6.6 (Times for making representations and warranties).

6.2	The Pledgors

(a)	It is incorporated or organized under the laws of the jurisdiction as set forth in Schedule 1 (Pledgors’ Information) hereto.

(b)	Its exact legal name, as it appears in the public records of its jurisdiction of incorporation or organization is as set forth in Schedule 1 (Pledgors’ Information) hereto. It has not changed its name, whether by amendment of its organizational documents, reorganization, merger or otherwise, since the date as set forth in Schedule 1 (Pledgors’ Information) hereto.

6.3	Governmental Approvals

The execution, delivery and performance of this Agreement by each Pledgor (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to this Agreement, and (iii) to the extent that the exercise of certain of the rights, powers, privileges and remedies of the Security Agent or the Finance Parties constitutes a de jure or de facto voluntary or involuntary assignment of an Authorization or a voluntary or involuntary transfer of de jure or de facto control of the holder of any such Authorization, the FCC’s prior consent thereto and (b) will not violate any applicable law or regulation or any order of any Governmental Authority applicable to such Pledgor.

6.4	The Pledged Collateral

(a)	Except as otherwise specified in paragraph (iii) below, with respect to each Issuer of Pledged Interests pledged by such Pledgor:

(i)	such Issuer is a limited liability company duly formed and organized and validly existing as a limited liability company under the laws of the jurisdiction set forth opposite its name in Schedule 2;

(ii)	the members of each such Issuer are as set forth in Schedule 2 attached hereto; and

(iii)	Iridium Holdings LLC has only one class of members and only one class of limited liability company interests.

(b)	It has been duly admitted as a member of each Issuer whose interests it is pledging and has made all required contributions to the Issuer.

(c)	The Pledged Interests constitute the percentage of ownership interest in each Issuer as it appears in Schedule 2, and there are no other equity or ownership interests in an Issuer, options or rights to acquire or subscribe for any such interests, or securities or instruments convertible into or exchangeable or exercisable for any such interests other than the securities and interests described in Schedule 2.

(d)	Except as permitted under the Facility Agreement:

(i)	it is the sole legal and beneficial owner of, and has the power to transfer and grant a security interest in the Pledged Interests and all other Pledged Collateral now in existence;

(ii)	none of the Pledged Collateral is subject to any Lien other than the Security Agent’s security interest;

(iii)	it has not agreed or committed to sell, assign, pledge, transfer, license, lease or encumber any of the Pledged Collateral, or granted any option, warrant, or right with respect to any of the Pledged Collateral (other than pursuant to this Agreement); and

(iv)	no effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect is on file or of record with respect to any Pledged Collateral, except for those that create, perfect or evidence the Security Agent’s security interest.

(e)	No litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, involving or affecting the Pledged Collateral, and none of the Pledged Collateral is subject to any order, writ, injunction, execution or attachment.

(f)	None of the Pledged Collateral constitutes “margin stock” within the meaning of Regulation U or X issued by the Board of Governors of the United States Federal Reserve System.

6.5	No liability

(a)	Its rights, interests, liabilities and obligations under contractual obligations that constitute part of the Pledged Collateral are not affected by this Agreement or the exercise by the Security Agent of its rights under this Agreement;

(b)	neither the Security Agent nor any other Finance Party, unless it expressly agrees in writing, will have any liabilities or obligations under any contractual obligation that constitutes part of the Pledged Collateral as a result of this Agreement, the exercise by the Security Agent of its rights under this Agreement or otherwise; and

(c)	neither the Security Agent nor any other Finance Party has or will have any obligation to collect upon or enforce any contractual obligation or claim that constitutes part of the Pledged Collateral, or to take any other action with respect to the Pledged Collateral.

6.6	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause 6 (Representations and Warranties) are made by each Pledgor on the date of this Agreement.

(b)	The representations and warranties set out in Subclause 6.2 (The Pledgors), Subclause 6.3 (Governmental Approvals) and Subclause 6.4 (The Pledged Collateral) under this Agreement are deemed to be repeated by each Pledgor on the date of each Utilisation Request, on each Utilisation Date and (except for the representations and warranties set out in paragraph (a) of Subclause 6.3 (Governmental Approvals), paragraphs (d)(ii) through (d)(iv) of Subclause 6.4 (The Pledged Collateral) and paragraphs (e) and (f) of Subclause 6.4 (The Pledged Collateral)) on the first day of each Interest Period during the Security Period with reference to the facts and circumstances then existing.

(c)	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made, except those representations and warranties that specifically refer to an earlier date. To the extent that any schedule referred to in this Agreement shall need to be updated in order to permit any such representation and warranty to be true and correct when made or deemed made, the relevant Pledgor shall provide the Security Agent with such updated schedule in writing prior to the date such representation is made or deemed made, and such representation and warranty shall be made or deemed made with reference to such updated schedule.

7.	UNDERTAKINGS

7.1	Undertakings

Each Pledgor agrees to be bound by the covenants set out in this Clause.

7.2	The Pledgors

(a)	Each Pledgor must not (i) change the jurisdiction of its incorporation or organization, nor (ii) change its name without, in each case, providing the Security Agent with 30 days’ prior written notice.

(b)	Each Pledgor permits the Security Agent and its agents and representatives, during normal business hours and upon reasonable notice, to inspect the Pledged Collateral, to examine and make copies of and abstracts from its books and records pertaining to the Pledged Collateral, and to discuss matters relating to the Pledged Collateral directly with such Pledgor’s officers and employees.

(c)	At the Security Agent’s request, each Pledgor must provide the Security Agent with any information concerning the Pledged Collateral that the Security Agent may reasonably request.

7.3	The Pledged Collateral

(a)	In any suit, legal action, arbitration or other proceeding involving any Pledged Collateral or the Security Agent’s security interest, a Pledgor of such Pledged Collateral must take all lawful action to avoid impairment of the Security Agent’s security interest or the Security Agent’s rights under this Agreement or the imposition of a Lien on such Pledged Collateral.

(b)	Except as otherwise permitted under the Facility Agreement, no Pledgor will permit an Issuer of its Pledged Interests to cancel or change the terms of such Pledged Interest, or authorize, create or issue any additional ownership interests, or any additional class or classes of ownership interests, in the Issuer, or to recharacterize or reclassify the existing interests. Except as otherwise permitted under the Facility Agreement, no Pledgor will effect or permit any change of control of any Issuer of its Pledged Interests.

(c)	No Pledgor will permit the certificate of formation or limited liability company agreement of an Issuer of its Pledged Interests to be amended in any way:

(i)	that is inconsistent with the representation and warranty in Subclause 4.2(a) (No Certificates); or

(ii)	that affects the Security Agent’s security interest in the Pledged Collateral, the Security Agent’s rights under this Agreement or the Pledgor’s rights in the Pledged Collateral.

(d)	No Pledgor will take any action nor permit an Issuer of its Pledged Interests to take any action, that could cause any of the Pledged Collateral to constitute “margin stock” within the meaning of Regulation U or X issued by the Board of Governors of the United States Federal Reserve System.

8.	WHEN SECURITY BECOMES ENFORCEABLE

This Security may be enforced by the Security Agent at any time after an Event of Default has occurred and is continuing.

9.	ENFORCEMENT OF SECURITY

9.1	Administration of Pledged Collateral

The Security Agent shall administer the Pledged Collateral in the manner contemplated by and hold the Pledged Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to the Facility Agreement, this Agreement and any other Finance Document to which the Security Agent is a party. The Security Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it under the Facility Agreement, this Agreement and any other Finance Documents to which the Security Agent is a party.

9.2	General

(a)	After this Security has become enforceable pursuant to Clause 8 (When Security Becomes Enforceable) above, the Security Agent may immediately exercise any right under:

(i)	applicable law; or

(ii)	this Agreement,

to enforce all or any part of the Security in respect of any Pledged Collateral in any manner or order.

(b)	This includes:

(i)	any rights and remedies available to the Security Agent under applicable law and under the UCC (whether or not the UCC applies to the affected Pledged Collateral and regardless of whether or not the UCC is the law of the jurisdiction where the rights or remedies are asserted) as if those rights and remedies were set forth in this Agreement in full;

(ii)	transferring or assigning to, or registering in the name of, the Security Agent or its nominees any of the Pledged Collateral;

(iii)	exercising any voting, consent, management and other rights relating to any Pledged Collateral;

(iv)	performing or complying with any contractual obligation that constitutes part of the Pledged Collateral;

(v)	receiving, endorsing, negotiating, executing and delivering or collecting upon any check, draft, note, acceptance, instrument, document, contract, agreement, receipt, release, bill of lading, invoice, endorsement, assignment, bill of sale, deed, security, share certificate, stock power, proxy, or instrument of conveyance or transfer constituting or relating to any Pledged Collateral;

(vi)	asserting, instituting, filing, defending, settling, compromising, adjusting, discounting or releasing any suit, action, claim, counterclaim, right of set-off or other right or interest relating to any Pledged Collateral;

(vii)	executing and delivering acquittances, receipts and releases in respect of Pledged Collateral; and

(viii)	exercising any other right or remedy available to the Security Agent under the other Finance Documents.

9.3	Distributions and voting rights

(a)	So long as no Event of Default has occurred and is continuing, each Pledgor will be entitled to exercise all voting and other consensual rights with respect to the Pledged Collateral for any purpose not inconsistent with the terms of the Finance Documents and to receive and retain all distributions and other payments in respect of the Pledged Collateral to the extent not prohibited by the Finance Documents.

(b)	Upon the occurrence and during the continuation of an Event of Default, all rights of each Pledgor to exercise voting and other consensual rights with respect to the Pledged Collateral and to receive distributions and other payments in respect of the Pledged Collateral will cease, and all these rights will immediately become vested solely in the Security Agent or its nominees, and each Pledgor grants the Security Agent or its nominees each Pledgor’s irrevocable and unconditional proxy for this purpose. After the occurrence and during the continuation of an Event of Default, any distributions and other payments in respect of the Pledged Collateral received by a Pledgor will be held in trust for the Security Agent, and such Pledgor will keep all such amounts separate and apart from all other funds and property so as to be capable of identification as the property of the Security Agent and will deliver these amounts at such time as the Security Agent may request to the Security Agent in the identical form received, properly endorsed or assigned if required to enable the Security Agent to complete collection.

9.4	Security Agent’s rights upon default

(a)	Each Pledgor irrevocably constitutes and appoints the Security Agent, with full power of substitution, as such Pledgor’s true and lawful attorney-in-fact, in the Pledgor’s name or in the Security Agent’s name or otherwise, and at such Pledgor’s expense, to take any of the actions authorized by this Agreement or permitted under applicable law upon the occurrence and during the continuation of an Event of Default, without notice to or the consent of such Pledgor. This power of attorney is a power coupled with an interest and cannot be revoked. Each Pledgor ratifies and confirms all actions taken by the Security Agent or its agents under this power of attorney.

(b)	Except as otherwise required under applicable law, each Pledgor agrees that 10 days notice shall constitute reasonable notice in connection with any sale, transfer or other disposition of Pledged Collateral.

(c)	The Security Agent may comply with any applicable state or federal law requirements in connection with a disposition of Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Pledged Collateral.

(d)	Each grant to the Security Agent under this Agreement of any right, power or remedy does not impose upon the Security Agent any duty to exercise that right, power or remedy. The Security Agent will have no obligation to take any steps to preserve any claim or other right against any person or with respect to any Pledged Collateral.

(e)	Each Pledgor bears the risk of loss, damage, diminution in value, or destruction of the Pledged Collateral except to the extent caused by the gross negligence or willful misconduct of the Security Agent.

(f)	The Security Agent will have no responsibility for any act or omission of any courier, bailee, broker, bank, investment bank or any other person chosen by it with reasonable care.

(g)	The Security Agent makes no express or implied representations or warranties with respect to any Pledged Collateral or other property released to the Pledgor or its successors and assigns.

(h)	Each Pledgor agrees that the Security Agent will have met its duty of care under applicable law if it holds, maintains and disposes of Pledged Collateral in the same manner that would be reasonable and customary for a prudent security agent under the same or similar circumstances to hold, maintain and dispose of collateral.

(i)	Except as set forth in this Subclause or as required under applicable law, the Security Agent will have no duties or obligations under this Agreement or otherwise with respect to the Pledged Collateral.

(j)	The sale, transfer or other disposition under this Agreement of any right, title, or interest of any Pledgor in any item of Pledged Collateral will:

(i)	operate to divest such Pledgor permanently and all persons claiming under or through such Pledgor of that right, title, or interest, and

(ii)	be a perpetual bar, both at law and in equity, to any claims by such Pledgor or any person claiming under or through such Pledgor with respect to that item of Pledged Collateral.

9.5	Certain Regulatory Restrictions

Any provision contained herein or in any other Finance Document to the contrary notwithstanding, no action shall be taken hereunder or thereunder by the Security Agent or any Finance Party which would constitute or result in any assignment of any Authorization or any change of control (whether de jure or de facto) of any Pledgor or Subsidiary of any Pledgor if such assignment of any Authorization or change of control would require, under then existing applicable law, the prior approval of the FCC or any other relevant Governmental Authority without first obtaining such prior approval of the FCC or such other relevant Governmental Authority. Without limiting the foregoing, and to the extent applicable, the parties agree that, (i) voting rights will remain with Pledgor even after the occurrence of an Event of Default, (ii) in the event of default there will be either a public (i.e., auction) or private arms-length sale of the Pledged Collateral, and (iii) prior to the exercise of stockholder or membership rights by the purchaser at such public or private sale, the prior consent of the FCC or any other relevant Governmental Authority will be obtained. Upon the occurrence and during the continuance of an Event of Default each Pledgor agrees to take any action that the Security Agent may request from time to time to obtain from the FCC or any other relevant Governmental Authority such approval referred to in this Section and to enable the Security Agent to exercise and enjoy the full rights and benefits granted to the Security Agent by this Agreement and the other documents referred to above, including specifically, at the cost and expense of the relevant Pledgor, the use of its best efforts to assist in obtaining approval of the FCC or any other relevant Governmental Authority for any action or transaction contemplated by this Agreement for which such approval is or shall be required by applicable law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC or any other relevant Governmental Authority the assignor’s or transferor’s portion of any application or applications for consent to the assignment of any Authorization or transfer of control necessary or appropriate under the FCC’s or any other relevant Governmental Authority’s rules and regulations for approval of (i) any sale, transfer or other disposition of the Collateral by, to or on behalf of the Security Agent (or its designee), or (ii) any assumption by the Security Agent (or its designee), or any purchaser pursuant to a public or private sale of the relevant Collateral, of voting rights in the Collateral effected in accordance with the terms of this Agreement or any other Finance Document. It is understood and agreed that all foreclosure and related actions will be made, to the extent applicable, in accordance with the Communications Act, as amended, and other applicable FCC rules and regulations and, to the extent required by applicable law, published policies and decisions thereunder and thereof and any other applicable law, rule or regulation.

9.6	No Marshaling

(a)	The Security Agent need not, and each Pledgor irrevocably waives and agrees that it will not invoke or assert any law requiring the Security Agent to:

(i)	attempt to satisfy the Secured Liabilities by collecting them from any other person liable for them; or

(ii)	marshal any security or guarantee securing payment or performance of the Secured Liabilities or any particular asset of any Pledgor.

(b)	The Security Agent may release, modify or waive any collateral or guarantee that secures any of the Secured Liabilities, without affecting the Security Agent’s rights against any Pledgor.

10.	APPLICATION OF PROCEEDS

Any moneys received in connection with the Pledged Collateral by the Security Agent after this Security has become enforceable must be applied in the following order of priority:

(a)	first, in or towards payment of or provision for all costs and expenses incurred by the Security Agent or any other Finance Party in connection with the enforcement of this Security;

(b)	second, in or towards payment of, or provision for, the Secured Liabilities in accordance with the Facility Agreement; and

(c)	third, in payment of the surplus (if any) to the Pledgor or any other person entitled to it under applicable law.

This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Finance Party to recover any shortfall from a Pledgor.

11.	DELEGATION

11.1	Power of attorney

The Security Agent may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under or in connection with this Agreement.

11.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Security Agent may reasonably think fit.

11.3	Liability

The Security Agent will not be in any way liable or responsible to any Pledgor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate that was chosen by it with reasonable and due care.

12.	CHANGES TO THE PARTIES

12.1	Pledgor

No Pledgor may assign, delegate or transfer any of its rights or obligations under this Agreement without the consent of the Security Agent (acting on behalf of the Majority Lenders), and any purported assignment, delegation or transfer in violation of this provision shall be void and of no effect.

12.2	Security Agent

(a)	The Security Agent may assign or transfer its rights and obligations under this Agreement in the manner permitted under the Facility Agreement.

(b)	Each Pledgor waives and will not assert against any assignee of the Security Agent any claims, defenses or set-offs which such Pledgor could assert against the Security Agent except for defenses which cannot be waived under applicable law.

12.3	Successors and assigns

This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Pledgors and the Security Agent.

13.	MISCELLANEOUS

13.1	Amendments and waivers

This Agreement and its provisions shall only be modified, amended or supplemented by the written agreement of the Security Agent and each Pledgor.

13.2	Waivers and remedies cumulative

(a)	The rights, powers and remedies of the Security Agent under this Agreement:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under applicable law; and

(iii)	may be waived only in writing and specifically.

(b)	No failure or delay on the part of the Security Agent in exercising any right, power or privilege under this Agreement and no course of dealing between the Security Agent, on one hand, and any Pledgor, on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

13.3	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument.

14.	SEVERABILITY

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (a) the other provisions of this Agreement will remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision of this agreement in any jurisdiction will not affect the validity or enforceability of such provision in any other jurisdiction.

15.	RELEASE

(a)	Pledged Collateral that is permitted to be released from the Security created under this Agreement in order to permit the Pledgors to consummate any Permitted Disposal or Permitted Transaction or grant any Permitted Security, pursuant to the Facility Agreement, or is otherwise permitted to be released in accordance with the terms of the Facility Agreement shall be released by the Security Agent and the Security Agent shall execute and deliver to the Pledgor all documents as provided by such Pledgor that are necessary to release any such Pledged Collateral from this Security and will return any such released Pledged Collateral, if any, to such Pledgor, in each case, at the cost of such Pledgor, at such times and only to the extent necessary to permit the Pledgors to effect any such transactions. The Pledgor must request in writing any release and must specify the purposes for which the release is requested and the requested release date. Any release of the Pledged Collateral hereunder shall comply with the terms of this Agreement and the Facility Agreement.

(b)	At the end of the Security Period, this Agreement shall terminate, and the Security Agent, at the request and cost of the Pledgors, shall assign, transfer and deliver any remaining Pledged Collateral and money received in respect thereof, to or on the order of the Pledgors and take whatever action is necessary to release the Pledged Collateral from this Security (including endorsing, executing, delivering, recording and filing all instruments and documents (including any UCC termination statements)), and do all other acts and things, required for the return of the Pledged Collateral to the Pledgors, and to evidence or document the release of the Pledged Collateral from this Security.

16.	NOTICES

16.1	Notices

Any communication in connection with this Agreement must be given in accordance with clause 32 of the Facility Agreement.

16.2	Contact details

The address and fax number of each party to this Agreement for any communication to be made or delivered under or in connection with this Agreement is as provided in subclause 32.2 of the Facility Agreement.

17.	GOVERNING LAW

This Agreement, the relationship between the Pledgor and the Finance Parties and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with laws of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any part of the Pledged Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

18.	ENFORCEMENT

18.1	Jurisdiction

(a)	For the benefit of the Security Agent, each Pledgor agrees that any New York State court or Federal court sitting in the City and County of New York has jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the jurisdiction of those courts.

(b)	Each Pledgor:

(i)	waives objection to the New York State and Federal courts on grounds of personal jurisdiction, inconvenient forum or otherwise as regards proceedings in connection with this Agreement;

(ii)	agrees that a judgment or order of a New York State or Federal court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction; and

(iii)	agrees that service of process in any action, suit or proceeding brought in any of the courts referred to in paragraph (a) of this Subclause 18.1 may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor in accordance with Clause 16 (Notices) above and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

(c)

To the extent that any Pledgor may, in any action, suit or proceeding brought in any of the courts referred to in paragraph (a) of this Subclause 18.1 or otherwise arising out of or in connection with this

Agreement, be entitled to the benefit of any provision of law requiring any Pledgor in such action, suit or proceeding to post security for the costs of any Pledgor or to post a bond or to take similar action, as the case may be, each Pledgor hereby irrevocably waives such benefit, in each cast to the fullest extent now or hereafter permitted under applicable law.

(d)	Nothing in this Subclause limits the right of the Security Agent or any other Finance Party to bring proceedings against any Pledgor in connection with this Agreement:

(i)	in any other court of competent jurisdiction; or

(ii)	concurrently in more than one jurisdiction.

18.2	Service of process

(a)	Each Pledgor not incorporated or organized within the United States irrevocably appoints CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 or any other then duly qualified service of process agent, as its agent for service of process in relation to proceedings before any courts located in the State of New York in connection with this Agreement.

(b)	Each Pledgor not incorporated or organized within the United States agrees to maintain an agent for service of process in the State of New York until the end of the Security Period.

(c)	Each Pledgor agrees that failure by a process agent to notify such Pledgor of the process will not invalidate the proceedings concerned.

18.3	Complete Agreement

This Agreement and the other Finance Documents contain the complete agreement between the parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

18.4	Waiver of Jury Trial

EACH PLEDGOR AND THE SECURITY AGENT (FOR ITSELF AND ON BEHALF OF THE OTHER FINANCE PARTIES) WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

The undersigned, intending to be legally bound, have executed and delivered this Agreement on the date stated at the beginning of this Agreement.

SCHEDULE 1

PLEDGORS’ INFORMATION

Legal Name of Pledgor	Jurisdiction of Incorporation or Organization	Date of Incorporation or Organization
IRIDIUM COMMUNICATIONS INC.	Delaware	Originally formed as GHL Acquisition Corp. on 11/02/07; name changed to Iridium Communications Inc. on 9/29/09

SYNCOM-IRIDIUM HOLDINGS CORP.	Delaware	12/28/00

IRIDIUM HOLDINGS LLC	Delaware	11/01/00

IRIDIUM CARRIER HOLDINGS LLC	Delaware	02/26/01

IRIDIUM CONSTELLATION LLC	Delaware	11/20/00

IRIDIUM SATELLITE LLC	Delaware	07/31/00

SCHEDULE 2

PLEDGED COLLATERAL AND ISSUER’S INFORMATION

Issuer	Issuer’s Jurisdiction of Formation	Members and Percentage of Interest held by each Members
Iridium Satellite SA LLC		IRIDIUM SATELLITE LLC, 100%

Iridium Australia LLC		IRIDIUM SATELLITE LLC, 100%

Iridium Holdings LLC	Delaware	IRIDIUM COMMUNICATIONS INC., 50.1%; BARALONCO N.V., 36.2%; and SYNCOM-IRIDIUM HOLDINGS CORP., 13.7%

Iridium Satellite LLC	Delaware	IRIDIUM HOLDINGS LLC, 100%

Iridium Carrier Holdings LLC	Delaware	IRIDIUM HOLDINGS LLC, 100%

SE Licensing LLC	Delaware	IRIDIUM HOLDINGS LLC, 100%

Iridium Constellation LLC	Delaware	IRIDIUM SATELLITE LLC, 100%

Iridium Carrier Services LLC	Delaware	IRIDIUM CARRIER HOLDINGS LLC, 100%

Iridium Government Services LLC	Delaware	IRIDIUM CONSTELLATION LLC, 100%

SIGNATORIES

Pledgors

IRIDIUM COMMUNICATIONS INC.

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

SYNCOM-IRIDIUM HOLDINGS CORP.

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

IRIDIUM HOLDINGS LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

IRIDIUM CARRIER HOLDINGS LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

Signature Page to Pledge Agreement

IRIDIUM SATELLITE LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

IRIDIUM CONSTELLATION LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Security Agent

/s/ Yana Kislenko

By:	Yana Kislenko

Title:	Assistant Vice President

/s/ Wanda Camacho

By:	Wanda Camacho

Title:	Vice President

Signature Page to Pledge Agreement

The undersigned, being an Issuer referred to above, irrevocably agrees that it will comply with instructions with respect to the Pledged Collateral originated by the Security Agent without further consent by the Pledgor.

IRIDIUM HOLDINGS LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

IRIDIUM CARRIER SERVICES LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

IRIDIUM CARRIER HOLDINGS LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

IRIDIUM SATELLITE LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

Issuer Acknowledgment to Pledge Agreement

SE LICENSING LLC
By: Iridium Holdings LLC,
its Manager

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

IRIDIUM CONSTELLATION LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

IRIDIUM AUSTRALIA LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

IRIDIUM SATELLITE SA LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

IRIDIUM GOVERNMENT SERVICES LLC
By: Iridium Constellation LLC,
its Manager

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

Issuer Acknowledgment to Pledge Agreement